Exhibit 3.69

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STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF ORGANIZATION

Limited Liability Company – Domestic

Filing Fee - $110.00

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to S.C. Code of Laws §33-44-202 and §33-44-203.

1.	The name of the limited liability company (Company ending must be included in name*)

CCSC Realty Group, LLC

*   NOTE: The name of the limited liability company must contain one of the following endings:

“limited liability company” or “limited company” or the abbreviation “L.L.C.”, “LLC”, L.C.”, “LC”, or “Ltd. Co.”

2.	The address of the initial designated office of the limited liability company in South Carolina is

2 Office Park Court, Suite 103
Street Address
	Columbia		29223
	City		Zip Code

3.	The initial agent for service of process is
National Registered Agents, Inc.

	National Registered Agents, Inc.	By: /s/ James Martin
	Name	Signature of Agent James Martin, Asst. Sec.

and the street address in South Carolina for this initial agent for service of process is

2 Office Park Court, Suite 103
Street Address
	Columbia		29223
	City		Zip Code

4.	List the name and address of each organizer. Only one organizer is required, but you may have more than one.

	(a)	David Messenger
Name

8390 E. Crescent Parkway, Suite 650
Street Address

		Greenwood Village	Colorado	80111

		City	State	Zip Code

(b)
Name

Street Address
		City	State	Zip Code

SC036 - 07/31/2012 Wolters Kluwer Online

Name of Limited Liability Company CCSC Realty Group, LLC

5.	[☐] Check this box only if the company is to be a term company. If the company is a term company, provide the term specified.

6.	[☐] Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, include the name and address of each initial manager.

(a)
Name

Street Address

	City	State	Zip Code
(b)
Name

Street Address

	City	State	Zip Code

7.	[☐] Check this box only if one or more of the members of the company are to be liable for its debts and obligations under §33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members. This provision is optional and does not have to be completed.

8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time.

9.	Any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement may be included on a separate attachment. Please make reference to this section if you include a separate attachment.

10.	Each organizer listed under number 4 must sign.

	/s/ David Messenger		February 16, 2017
	Signature of Organizer		Date

	Signature of Organizer		Date

Form Revised by South Carolina

Secretary of State, July 2012

SC036 - 07/31/2012 Wolters Kluwer Online